Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257155 on Form S-8 of our report dated April 26, 2022, relating to the consolidated financial statements of Patria Investments Limited as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 appearing in this Annual Report on Form 20-F.

/s/ DELOITTE TOUCHE TOHMATSU

Auditores Independentes Ltda.

São Paulo - SP, Brazil

April 27, 2022